      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 2000
                                               REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               PREMIERWEST BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Oregon                                                         93-1282171
(STATE OR OTHER JURISDICTION                                 (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                 1455 East McAndrews Road, Medford, Oregon 97504
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

     1992 Combined Incentive and Non-Qualified Stock Option Plan of Bank of
                             Southern Oregon and the
                  United Bancorp Stock Option Plan, as amended
                              (FULL TITLE OF PLANS)

   John L. Anhorn                             Copies to:
   President and Chief Executive Officer      Francis X. Grady, Esq.
   PremierWest Bancorp                        Grady & Associates
   1455 East McAndrews Road                   20950 Center Ridge Road, Suite 100
   Medford, Oregon 97504                      Rocky River, Ohio 44116-4307
   (541) 776-7480                             (440) 356-7255
   (NAME, ADDRESS AND
   TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                                 CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Each Class Of Securities To    Amount To Be            Proposed Maximum           Proposed Maximum         Amount Of
          Be Registered                  Registered         Offering Price Per Share   Aggregate Offering Price  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
common stock, no par value......    145,854 shares (1)      $      3.17                $       462,500           $       122.10
common stock, no par value......     19,710 shares (1)      $      3.74                $        73,700           $        19.46
common stock, no par value......     15,768 shares (1)      $      4.19                $        66,000           $        17.42
common stock, no par value......      9,855 shares (1)      $      4.44                $        43,750           $        11.55
common stock, no par value......     15,768 shares (1)      $      4.82                $        76,000           $        20.06
common stock, no par value......     15,768 shares (1)      $      5.07                $        80,000           $        21.12
common stock, no par value......     31,536 shares (1)      $      5.33                $       168,000           $        44.35
common stock, no par value......     74,400 shares (2)      $      0.81                $        60,264           $        15.91
common stock, no par value......     42,800 shares (2)      $      1.07                $        45,796           $        12.09
common stock, no par value......     19,740 shares (2)      $      1.75                $        34,545           $         9.12
common stock, no par value......      4,760 shares (2)      $      7.12                $        33,891           $         8.95
common stock, no par value......    175,000 shares (2)      $      8.25                $     1,443,750           $       381.15
common stock, no par value......    163,230 shares (2)      $   4.78(3)                $    780,403(3)           $    206.03(3)
-----------------------------------------------------------------------------------------------------------------------------------
         Total..................        734,189 shares      $   4.59(average)          $  3,368,599              $    889.31
===================================================================================================================================


(1) Shares of PremierWest Bancorp's common stock issuable upon exercise of options granted under the United Bancorp Stock Option Plan, as amended, for a total of 254,259 shares, together with an indeterminate number of additional shares to adjust the number of shares issuable under the plan as a result of stock splits, stock dividends and similar changes in outstanding common stock, as provided in Rule 416(a) under the Securities Act of 1933.

(2) Shares of PremierWest Bancorp's common stock issuable upon exercise of options granted (totaling 316,700 shares) or that may be granted hereafter (up to 163,230 shares) under the 1992 Combined Incentive and Non-Qualified Stock Option Plan of Bank of Southern Oregon, together with an indeterminate number of additional shares to adjust the number of shares issuable under the plan as a result of stock splits, stock dividends and similar changes in outstanding common stock, as provided in Rule 416(a) under the Securities Act of 1933.

(3) Estimated solely for the purpose of calculating the amount of the registration fee. Consistent with Rule 457(h) under the Securities Act of 1933, the price per share is estimated to be $4.781 based upon the closing price of the common stock of PremierWest Bancorp on the OTC Bulletin Board on June 30, 2000.

                                EXPLANATORY NOTE

         On May 8, 2000 Bank of Southern Oregon became a wholly owned subsidiary of PremierWest Bancorp. That transaction happened under the terms of the October 7, 1999 Agreement and Plan of Merger and Share Exchange, amended as of December 14, 1999, by and among Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank. Until May 8, 2000, Bank of Southern Oregon's common stock had been registered under section 12(g) of the Securities Exchange Act of 1934, and Bank of Southern Oregon filed periodic and other reports under
Section 13 of the Securities Exchange Act of 1934 with the Federal Deposit Insurance Corporation. On May 9, 2000, PremierWest Bancorp filed a Form 8-K Current Report with the Securities and Exchange Commission whereby PremierWest Bancorp became the successor issuer to Bank of Southern Oregon under Securities and Exchange Commission Rule 12g-3(a). The common stock of PremierWest Bancorp thereby became registered under Section 12(g) of the Securities Exchange Act of 1934. PremierWest Bancorp has assumed Bank of Southern Oregon's reporting obligations. PremierWest Bancorp files periodic reports and proxy statements with the Securities and Exchange Commission.

         Under the Agreement and Plan of Merger and Share Exchange, each outstanding share of Bank of Southern Oregon common stock was acquired by PremierWest Bancorp in exchange for one newly issued share of PremierWest Bancorp common stock. As a result, PremierWest Bancorp became the sole shareholder of Bank of Southern Oregon and shareholders of Bank of Southern Oregon became shareholders of PremierWest Bancorp. Bank of Southern Oregon's Stock 1992 Combined Incentive and Non-Qualified Stock Option Plan was assumed by PremierWest Bancorp as part of the holding company reorganization of Bank of Southern Oregon, with the consequence that each outstanding option granted under Bank of Southern Oregon's Stock 1992 Combined Incentive and Non-Qualified Stock Option Plan became an option to acquire a like number of shares of PremierWest Bancorp common stock, exercisable on the same terms and at the same price(s). Options to acquire 316,700 shares of common stock have been granted and are outstanding, with exercise prices ranging from $0.81 to $8.25 per share. Options to acquire 163,230 shares may be granted under the 1992 Combined Incentive and Non- Qualified Stock Option Plan.

         In addition to the holding company reorganization of Bank of Southern Oregon, United Bancorp merged into PremierWest Bancorp on May 8, 2000 as well. Under the Agreement and Plan of Merger and Share Exchange, each outstanding share of United Bancorp common stock was converted into the right to receive
1.971 shares of PremierWest Bancorp common stock. United Bancorp's Stock Option Plan, as amended, also was assumed by PremierWest Bancorp as part of the merger transaction, with the consequence that each outstanding option granted under United Bancorp's Stock Option Plan became an option to acquire PremierWest Bancorp common stock. The number of shares acquirable upon exercise of the United Bancorp stock options and the exercise prices were adjusted, however, by the 1.971 merger exchange ratio. Options to acquire 129,000 shares of United Bancorp were outstanding at the time of the merger, with exercise prices ranging from $6.25 to $10.50 per share. As a result of the merger, these options became the right to acquire an aggregate of 254,259 shares of PremierWest Bancorp common stock, with exercise prices adjusted to a range of $3.17 to $5.33 per share.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with the instructions to Part I of Form S-8, the information required to be set forth in Part I of Form S-8 has been omitted from this Registration Statement.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this registration statement:

         (a) (i) The audited financial statements of PremierWest Bancorp for the period from November 26, 1999 (inception) through December 31, 1999 contained in the April 5, 2000 prospectus/joint proxy statement forming a part of PremierWest Bancorp's Form S-4 registration statement, as filed with the Securities and Exchange Commission (File No. 333-96209) on February 4, 2000, amended March 17, 2000 by Amendment No. 1, amended April 3, 2000 by Amendment No. 2 and declared effective by the Securities and Exchange Commission on April 4, 2000;

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               (ii) The latest annual report of Bank of Southern Oregon for the fiscal year ended December 31, 1999, which was filed on or before March 30, 2000 by Bank of Southern Oregon with the Federal Deposit Insurance Corporation on Form 10-KSB. Bank of Southern Oregon's Form 10-KSB Annual Report is included as Exhibit 99.2 to PremierWest Bancorp's Form 8-K Current Report filed with the Securities and Exchange Commission on May 9, 2000 and is incorporated herein by this reference;

          (b) All other reports of Bank of Southern Oregon and PremierWest Bancorp filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999; and

          (c) The description of PremierWest Bancorp's common stock contained under the caption "Description of PremierWest Bancorp Capital Stock and Comparative Rights of United Bancorp and Bank of Southern Oregon Shareholders" in the April 5, 2000 prospectus/joint proxy statement forming a part of PremierWest Bancorp's Form S-4 registration statement, as filed with the Securities and Exchange Commission (File No. 333-96209) on February 4, 2000, amended March 17, 2000 by Amendment No. 1, amended April 3, 2000 by Amendment No. 2 and declared effective by the Securities and Exchange Commission on April 4, 2000, as such description of common stock may be modified by the Description of Securities in Item 4 of this Form S-8 registration statement.

         All documents subsequently filed by PremierWest Bancorp under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The authorized capital stock of PremierWest Bancorp consists of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. No shares of preferred stock have been issued. As of June 29, 2000 approximately 8,581,353 shares of PremierWest Bancorp common stock are issued and outstanding, held by approximately 443 shareholders of record.

         Each outstanding share of common stock has the same relative rights and preferences as each other share, including voting rights and the rights to net assets of PremierWest Bancorp upon liquidation. Each outstanding share of common stock is entitled to one vote on matters considered by shareholders. Holders of common stock may not accumulate votes in the election or removal of directors and are not entitled to preemptive rights.

         The Board of Directors may issue authorized shares of capital stock without further shareholder approval under certain circumstances. The terms of the preferred stock are not definitively established in PremierWest Bancorp's Articles of Incorporation. All shares of a series of preferred stock will have preferences, limitations and relative rights identical to those of all the other shares of that series.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the common stock of PremierWest Bancorp being registered on this Form S- 8 registration statement will be passed upon by Grady & Associates, 20950 Center Ridge Road, Suite 100, Rocky River, Ohio 44116-4307.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As an Oregon corporation, PremierWest Bancorp is subject to the Oregon Business Corporation Act. Under the Business Corporation Act, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation's best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under the Business Corporation Act, a corporation may not indemnify an officer or director against liability in connection with a claim by or in the right of the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. The Business Corporation Act provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation's Articles of Incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the Articles of Incorporation, officers of the corporation are also entitled to the benefit of the above statutory provisions.

         The Business Corporation Act also provides in Section 60.047 that the corporation may, by its Articles of Incorporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that the Articles of Incorporation may not eliminate or limit liability for any breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, any unlawful distribution, or any transaction from which the director received an improper personal benefit.

         Consistent with Oregon law, Article VI of the Articles of Incorporation of PremierWest Bancorp provides for the elimination of personal liability of directors under certain circumstances, providing as follows:

               "ARTICLE VI. LIMITATIONS ON LIABILITY OF DIRECTORS. No director of the Corporation is personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for the following:

               (a) Any breach of the director's duty of loyalty to the Corporation or its shareholders;

               (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               (c) Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or

               (d) Any transaction from which the director derived an improper personal benefit.

               "This Article does not limit or eliminate the liability of a director for any act or omission occurring before the effective date of this Article.

               "No amendment to or repeal of this Article may make any director of the Corporation personally liable to the Corporation or its shareholders for monetary damages for any act or omission as a director occurring before the effective date of that amendment or repeal.

               "This Article is intended to limit the liability of any director of the Corporation to the greatest extent authorized under the Oregon Business Corporation Act. Any further limitation on the liability of directors authorized under any amendment to the Oregon Business Corporation Act is incorporated into this Article on the effective date of that amendment."

         The Articles of Incorporation of PremierWest Bancorp also provide in
Article VII for indemnification of directors and officers, as follows:

         "ARTICLE VII.  INDEMNIFICATION

               "A. NON-DERIVATIVE ACTIONS. Subject to the provisions of Sections C, E and F below, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, (including all appeals) (other than an action by or in the right of the Corporation) by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney's fees), judgments, fines, penalties, excise taxes assessed with respect to any employee benefit plan and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with such action, suit or proceeding if the person acted in good faith, did not engage in intentional misconduct, and, with respect to any criminal action or proceeding, did not know the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nol contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal action or proceeding, that the person knew that the conduct was unlawful.

               "B. DERIVATIVE ACTIONS. Subject to the provisions of Sections C, E and F below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (including all appeals) by or in the right of the Corporation to procure a judgment in its favor by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney's fees) actually incurred by the person to be indemnified in connection with the defense or settlement of such action or suit if the person acted in good faith, provided, however that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for deliberate misconduct in the performance of that person's duty to the Corporation, for any transaction in which the person received an improper personal benefit, for any breach of the duty of loyalty to the Corporation, or for any distribution to shareholders which is unlawful under the Oregon Business Corporation Act, or successor statute, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               "C. DETERMINATION OF RIGHT TO INDEMNIFICATION IN CERTAIN CASES. Subject to the provisions of Sections E and F below, indemnification under Section A and B of this Article shall not be made by the Corporation unless it is expressly determined that indemnification of the person who is or was an officer or director, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections A or B. That determination may be made by any of the following:

               (a) By the Board of Directors by majority vote of a quorum consisting of directors who are not or were not parties to the action, suit or proceeding;

               (b) If a quorum cannot be obtained under paragraph (a) of this subsection, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the action, suit or proceeding (directors who are parties to the action, suit or proceeding may participate in designation of the committee);

               (c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (a) or (b) or, if a quorum of the Board of Directors cannot be obtained under (a) and a committee cannot be designated under (b) the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the action, suit or proceeding;

               (d) If referred to them by Board of Directors of the Corporation by majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who are parties to the action, suit or proceeding), by the shareholders; or

               (e)  By a court of competent jurisdiction.

               "D. INDEMNIFICATION OF PERSONS OTHER THAN OFFICERS OR DIRECTORS. Subject to the provisions of Section F, if any person not entitled to indemnification under Sections A and B of this Article was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of a type referred to in Sections A or B of this Article by reason of or arising from the fact that such person is or was an employee or agent (including an attorney) of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as an employee or agent (including an attorney) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, the Board of Directors of the Corporation by a majority vote of a quorum (whether no not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) or the shareholders of the Corporation by a majority vote of the outstanding shares upon referral to them by the Board of Directors of the Corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) may, but shall not be required to, grant to such person a right of indemnification to the extent described in Sections A or B of this Article as if the person were acting in a capacity referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit or proceeding, those employees or agents (including attorneys) who shall have all rights of indemnification granted under Sections A and B of this Article.

               "E. SUCCESSFUL DEFENSE. Notwithstanding any other provision of Sections A, B, C, or D of this Article, but subject to the provisions of Section F, to the extent a director, officer, or employee is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A, B or D of this Article, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys fees) actually and reasonable incurred by him in connection therewith.

               "F. CONDITION PRECEDENT TO INDEMNIFICATION UNDER SECTIONS A, B, D OR E. Any person who desires to receive the benefits otherwise conferred by Sections A, B D or E of the Article shall promptly notify the Corporation that the person has been named a defendant to an action, suit or proceeding of a type referred to in Sections A, B, D, or E and intends to rely upon the right of indemnification described in Sections A, B, D or E of this Article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the President of the Corporation at the executive offices of the Corporation or, if the notice is from the President, to the registered agent of the Corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties) or, if referred to them by the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors in concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties), the shareholders of the Corporation by a majority of the votes entitled to be cast by holders of shares of the Corporation's stock which have unlimited voting rights to make a determination that such a failure was prejudicial to the Corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections A, B or D of this Article shall be denied in its entirety or reduced in amount.

               "G. ADVANCES FOR EXPENSES. Expenses incurred by a person indemnified hereunder in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation and a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct. The undertaking must be a general personal obligation of the party receiving the advances but need not be secured and may be accepted without reference to financial ability to make repayment.

               "H. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or one of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article or under the Oregon Business Corporation Act.

               "I. PURPOSE AND EXCLUSIVITY. The indemnification referred to in the various Sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any stature, rule of law or equity, agreement, vote of the shareholders or Board of Directors or otherwise. The Corporation is authorized to enter into agreements of indemnification. The purpose of this Article is to augment the provisions of the Oregon Business Corporation Act dealing with indemnification.

               "J. SEVERABILITY. If any of the provisions of this Article are found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected."

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          See the Index to Exhibits.

ITEM 9.   UNDERTAKINGS

A.        The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by PremierWest Bancorp under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, PremierWest Bancorp, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on this 6th day of July, 2000.

                                       PREMIERWEST BANCORP

                                       By: /s/ John L. Anhorn
                                          --------------------------------
                                          John L. Anhorn, President and
                                          Chief Executive Officer



                        POWER OF ATTORNEY AND SIGNATURES


         Each person whose signature appears below constitutes and appoints John
L. Anhorn, Richard R. Hieb and Bruce R. McKee, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933 a registration statement on Form S-8 for the offer and sale of shares of common stock, without par value, of PremierWest Bancorp, and any and all amendments and exhibits thereto, including pre- and post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and any state securities agency or agencies pertaining to registration or qualification of the shares of common stock of PremierWest Bancorp or the offer and sale thereof, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said person, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ John L. Anhorn                                                              July 6, 2000
---------------------------------------------------------------
John L. Anhorn, President, Chief Executive Officer and Director

/s/ Bruce R. McKee                                                              July 6, 2000
---------------------------------------------------------------
Bruce R. McKee (Principal Financial and Accounting Officer)

/s/ Thomas Becker                                                               July 6, 2000
---------------------------------------------------------------
Thomas Becker, Director

/s/ John A. Duke                                                                July 6, 2000
--------------------------------------------------------------
John A. Duke, Chairman of the Board and Director

/s/ Dennis N. Hoffbuhr                                                          July 6, 2000
--------------------------------------------------------------
Dennis N. Hoffbuhr, Director

/s/ Patrick G. Huycke                                                           July 6, 2000
--------------------------------------------------------------
Patrick G. Huycke, Vice Chairman and Director

/s/ Peter A. Martini                                                            July 6, 2000
--------------------------------------------------------------
Peter A. Martini, Director

/s/ James L. Patterson                                                          July 6, 2000
--------------------------------------------------------------
James L. Patterson, Director

/s/ Rickar D. Watkins                                                           July 6, 2000
--------------------------------------------------------------
Rickar Watkins, Director

                                 EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

         4 Specimen common stock certificate (included as Exhibit 4 to PremierWest Bancorp's Form S-4 registration statement, Amendment No. 1 filed on March 17, 2000 (Securities and Exchange Commission File Number 333-96209), and incorporated herein by this reference)

*        5          Opinion of Grady & Associates regarding legality

*        23.1       Consent of Symonds, Evans & Larson, P.C. (relating to the
                    audited financial statements of the registrant and Bank of Southern Oregon)

*        23.2       Consent of Kosmatka Donnelly & Co. LLP (relating to the
                    audited financial statements of Bank of Southern Oregon)

*        23.4       Consent of Grady & Associates (included in Exhibit 5)

         24 Power of Attorney (included on the signature page of this Form S-8 registration statement)

         99.1 1992 Combined Incentive and Non-Qualified Stock Option Plan of Bank of Southern Oregon (included as Exhibit 10.1 to PremierWest Bancorp's Form S-4 registration statement filed on February 4, 2000 (Securities and Exchange Commission File Number 333-96209) and incorporated herein by this reference)

*        99.2       United Bancorp Stock Option Plan, as amended

----------------
*        Filed herewith